Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2005, except as to the modified retroactive adoption of Financial Accounting Standard No. 123R described in Note 8 and loan covenant compliance matters described in Note 21 which is as of December 12, 2005 relating to the financial statements of the Predecessor Company for the period from January 1, 2003 to July 31, 2003 and for the year ended December 31, 2002, which appears in Wheeling-Pittsburgh Corporation’s Report on Form 8-K dated December 21, 2005. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, PA
December 21, 2005

Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2005, except as to the modified retroactive adoption of Financial Accounting Standard No. 123R described in Note 8 and loan covenant compliance matters described in Note 21 which is as of December 12, 2005 relating to the financial statements as of and for the year ended December 31, 2004 and as of December 31, 2003 and for the period from August 1, 2003 to December 31, 2003, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Reorganized Company, which appears in Wheeling-Pittsburgh Corporation’s Report on Form 8-K dated December 21, 2005. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, PA
December 21, 2005